Receipt No. FY9800044279
                                                        CSC
                                                        02/06/1998 195.00
                                                        RECD BY KR ($125)

     FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA

     MAR 04,1998
  No. C15693-97

DEAN HELLER, SECRETARY OF STATE




                        ARTICLES/CERTIFICATE OF MERGER'

                               GEMMA GLOBAL, INC.
                             (a Nevada corporation)

                                       AND

                               TREN PROPERTY CORP.
                            (a Delaware corporation)


The undersigned corporations, desiring to merge the business and assets of a subsidiary Nevada corporation, Gemma Global, Inc., as the merging corporation, into a parent Delaware corporation, Tren Property, Inc., as the surviving corporation, hereby sign, seal, and present for filing these Articles/Certificate of Merger as required by the respective corporate laws of Delaware and Nevada, as follows:

1. The names of the constituent corporations are:

     Merging Corporation,


          Gemma Global; Inc., a Nevada corporation, which is the wholly owned subsidiary of Tren Property Corp., the surviving corporation



     Surviving Corporation:

          Tren Property Corp., a Delaware corporation, which is the parent of Gemma Global, Inc., the merging corporation

2. The address of both corporations is: 12868 Via Latina Del Mar, California 92014.

3. The Plan and Agreement of Merger of the constituent corporations is attached hereto, as Exhibit A, made a part hereof, and incorporated herein by reference.

4. (a) The Plan and Agreement of Merger did not inquire approval by the stockholders of either corporation as this is the merger of a wholly-owned subsidiary into a parent corporation. It was approved by the Boards of Directors of the respective corporations; a copy of the adoption by the Board of Directors of Tren Property Corp. is attached hereto, as Exhibit B, made a part hereof and incorporated herein by reference. A copy of the Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation and a copy thereof will be furnished by said surviving corporation to any stockholder of either constituent corporation.

(b) The parent corporation, being the sole stockholder of the subsidiary, waived the mailing of a copy of the Plan and Agreement of Merger.

ARTICLES/CERTIFICATE OF MERGER
Gemma Global, Inc. (Nevada) and Tren Property Corp.
(Delaware) PAGE 2


5. The merger shall be effective upon the filing of these Articles of Merger in the states of Delaware and Nevada, as the date of the last filing in either state.

6. The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the merging corporation, or of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders in any appraisal proceedings. The surviving corporation irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process and to send it to: 12868 Via Latina Del Mar, California 92014

IN WITNESS WHEREOF, the constituent corporations have executed these Articles/Certificate of Merger this 23rd day of January, 1998.

                                              TREN PROPERTY CORP.

    ATTEST:

                                               By: /s/ Edward E. Litwak
                                                   -----------------------------
                                                   Edward E. Litwak, President

/s/ Edward Litwak
-----------------
    Secretary

                                              GEMMA GLOBAL, INC.

    ATTEST:

                                               By: /s/ Edward E. Litwak
                                                   -----------------------------
                                                   Edward E. Litwak, President

/s/ Edward Litwak
-----------------
    Secretary